Exhibit 10.13
INDIVIDUAL LABOR AGREEMENT FOR AN INDEFINITE TERM (HEREINAFTER REFERRED TO AS THE “AGREEMENT”) EXECUTED, ON ONE SIDE, BY KANSAS CITY SOUTHERN DE MEXICO, S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “COMPANY”), REPRESENTED IN THIS ACT BY MR. LIC. JUAN EZEQUIEL VERGARA KURI AS ITS LEGAL REPRESENTANT AND, ON THE OTHER SIDE, BY, GLORIA MINERVA BALLESTEROS (HEREINAFTER REFERRED TO AS THE “EMPLOYEE”), ON ITS OWN RIGHT, SUBMITTING THEIR WILL TO THE FOLLOWING DECLARATIONS AND CLAUSES:
DECLARATIONS
I.	The “COMPANY” declares:

a)	That it is a variable capital stock corporation constituted in accordance to the laws of the United Mexican States.

b)	That in accordance to its social purpose, it has the capability and faculties required to execute this Agreement.

c)	That its address is located at Montes Urales No. 625, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, C.P. 11000, Mexico, Federal District.

d)	That it requires the services that will be rendered by the qualified Employee, which has the necessary skills and knowledge to fulfill its duties as Transportation Planning Assistant.

II.	The Employee declares:

a)	That its name is as it was established in the present Agreement.

b)	That it is of Mexican nationality.

c)	That it is 26 years old.

d)	That its civil status is married.

e)	That it is Female.

f)	That its address is located at Cerritos 202 Dept 3 Col Mitras Centro CP 64320 Monterrey NL. and that if domicile herein provided is modified, it will be obliged to provide a written notice of said modification to the “COMPANY” in a maximum term of 5 days as of the date in which the change of domicile was performed, in the understanding that if such obligation is not fulfilled, it will recognize the last address provided as the authorized address for all the legal effects derived from the present Agreement and specially the ones provided by articles 47 and 991 of the Federal Labor Law.

g)	That he is aware of the work to be executed at the “COMPANY” and that it may eventually provide services to other subsidiary companies and/or subsidiaries from Kansas City Southern (which “COMPANY” is also a subsidiary of), and additionally agrees to develop relationships with and perform works for such companies, and agreeing that the “COMPANY” will be its only employer.

h)	That it has the capacity and experience required to provide its personal services to the “COMPANY” in the position for which it was hired and not having, to this date, any criminal records, and having the legal capacity required to perform its services when this Agreement is executed.

i)	That has read, understands, and consents all the internal regulations applicable to the “COMPANY”’s employees.
Having stated the previous declarations, the parties agree to adjust their labor relationship to the following:
CLAUSES
FIRST. “TERM OF THE AGREEMENT”. The present Labor Agreement is executed for an Indefinite Term and may not be modified, suspended, breached, or terminated if not by the parties’ mutual agreement or as provided by the Federal Labor Law and its applicable regulations.
SECOND. “SERVICES PROVIDED”. The “EMPLOYEE” will render his personal and subordinated services to the “COMPANY” in the category and in the position of Transportation Planning Assistant and it agrees to provide such services in a subordinated manner and subject, at all time, to the “COMPANY”’s Board of Directors or any other person or entity designated by the “COMPANY”’s Board of Director, having, due to its position, the following obligations:
THIRD. “WORKPLACE”. The “EMPLOYEE” will provide his services to the “COMPANY” in any of the “COMPANY’s facilities or where such are required, the previous in accordance to the orders provided by the “COMPANY”’s representatives, and the “EMPLOYEE” will be obliged to render his services at the location of the facilities where such are required or where the “COMPANY” is located, including Mexico City and Monterrey. Moreover, the “COMPANY” has the capacity to change its address at any time, prior notice and agreement between the parties regarding the way to do so.
FOURTH. WAGE. THE “EMPLOYEE” will accrue a monthly gross wage of $ 10,936.00 previous to the corresponding tax deductions for such amount, at the “COMPANY”’s address or in the place assigned for such matter. The previous wage includes the payment for the seventh day and the corresponding obligatory holidays, as well as the proportional part the weekly rest days, in accordance to the provisions of the Federal Labor Law, as well as additional applicable benefits, as provided by the Federal Labor Law or by specific norms applicable to the “COMPANY” due to its social activity.

FIFTH. “LENGTH OF THE WORKING DAY”. Due to the nature of the duties to be performed by the “EMPLOYEE” in connection to its position, same which are considered trust duties, it will distribute his daily working schedule in accordance to the “COMPANY”’s operating requirements.
SIXTH. “EXTRA TIME”. The “EMPLOYEE” agreed to perform its services in extra time when the COMPANY requires it and both agreed that the employee will not perform in extra time if the company does not give its approval
SEVENTH. CONFIDENTIALITY. The “EMPLOYEE” recognizes that it has, due to the services agreed herein, access to confidential information, manufacturing secrets, commercial and operational aspects of the “COMPANY” that are considered an industrial secret; obliging itself not to divulge nor reveal such information to third parties, except if the “COMPANY”’s representatives issue a written authorization, being itself subject to the corresponding sanctions in case if such does not comply with the provisions included in this Clause.
EIGTH. MEDICAL EXAMS. The “EMPLOYEE” obliges, as provided by the article 134 subsection X of the Federal Labor Law, to summit itself to all the check-ups and medical exams requested by the “COMPANY”, as well as to such required as provided by the Health Regulation.
NINTH. GENERAL CONDITIONS. The “EMPLOYEE” obliges, to work in general conditions that the “COMPANY” establishes, also to the rules, policies and codes that rules in the “COMPANY”.
TENTH. TRAINING. The “EMPLOYEE” obliges itself to receive training in accordance to the courses established in the programs duly authorized by the Ministry of Labor and Social Welfare, as provided by Title Four, Chapter III BIS of the Federal Labor Law. The “EMPLOYEE” obligates itself to assist punctually to the courses, group sessions, and other activities that are part of the training process, as well to perform instructions related to such programs, and take the performance and aptitudes tests required as provided by article 153-H of the Federal Labor Law. Ninth
ELEVENTH. VACATIONS AND VACATION BONUS. The “EMPLOYEE” will have the right to an annual vacation period of 10 (TEN) days. The vacation periods are annually and should not be accumulated in any case whatsoever.
To enjoy the annual vacation period, at all time the “COMPANY”, alongside the “EMPLOYEE”, will determine the schedule for the “EMPLOYEE” to enjoy its corresponding vacations.
THE “EMPLOYEE” should have right to the payment of a vacation bonus of 50% of the number of vacation days corresponding to each year and such should be automatically covered at the moment the “EMPLOYEE” reaches its first anniversary with the “COMPANY”.
TWELVE. “SENIORITY” The “COMPANY” recognizes as hiring date for the employee the day of June 24th of 1997

THIRTEENTH. THE “EMPLOYEE” would have the right to an annual bonus, as provided by article 87 of the Federal Labor Law, for the amount of 30 (thirty) daily wages, same which it will be covered in December; the “EMPLOYEE” will also have the right to the obligatory rest days provided by article 74 of the Federal Labor Law, as well as the weekly rest days, which shall be Saturdays and Sundays, preferably.
After reading this Agreement and knowing its contents and the obligations herein included, the parties sign it free of any coercion and by their own will in Mexico City, Federal District on the January 18th of 1999.